Exhibit 99.2
[Letterhead of J.P. Morgan Securities Inc.]
CONSENT OF J.P. MORGAN SECURITIES INC.
     We hereby consent to (i) the use of our opinion letter dated April 1, 2006 to the Board of Directors of Lucent Technologies Inc. (the “Company”) included in Annex D to the Proxy Statement/Prospectus relating to the proposed merger of the Company and a subsidiary of Alcatel, and (ii) the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES INC.
By:	/s/ Ben Lett
	Name:	Ben Lett
	Title:	Managing Director

May 9, 2006